                               LAND O'LAKES, INC.
                                  NEWS RELEASE

FOR MORE INFORMATION CONTACT:

Lydia Botham        651-481-2123
David Karpinski     651-481-2360


           LAND O'LAKES REPORTS $26 MILLION IN SECOND QUARTER EARNINGS YEAR-TO-DATE SALES $3.9 BILLION ... NET EARNINGS $50 MILLION

July 26, 2005 (Arden Hills, Minn.) ... Land O'Lakes, Inc., today reported sales of $1.8 billion and net earnings of $25.8 million for the second quarter, as compared to $2.0 billion and $16.7 million for the second quarter of 2004. The company also reported year-to-date sales of $3.9 billion and net earnings of $50.1 million, as compared to $4.0 billion and $61.9 million, respectively, one year ago.

Company officials reported strong performance in Dairy Foods, Feed, Seed and Agronomy, driven primarily by its value-added, branded and proprietary businesses and product lines. They also indicated performance in these businesses was offset by depressed prices in the egg markets, which resulted in losses in that business.

EBITDA (Earnings Before Interest Taxes, Depreciation, Amortization and other items), as calculated pursuant to the company's senior bank facilities, was $33.3 million for the quarter and $95.2 million year-to-date, as compared to $22.2 million for the second quarter and $87.7 million year-to-date one year ago. The company increased its guidance for full-year Bank EBITDA for 2005 from $225 million to $240 million, based primarily upon the conversion of its Cheese and Protein International (CPI) joint venture to a restricted subsidiary under the credit agreement.

STRATEGIC INITIATIVES
---------------------
Company officials also commented on progress against several strategic initiatives.

In relation to BUILDING BALANCE SHEET STRENGTH, through the first half of 2005, the company made $118 million in prepayments on term debt. The company also reported that its Long-Term Debt-to-Capital ratio was improved: at 47.8 percent as of June 30, 2005 versus 50.3 percent on June 30, 2004.

The company reported strong liquidity, with $331 million available in cash-on-hand and unused borrowing capacity at the end of the quarter. A portion of this liquidity was utilized to prepay an $86 million capital lease obligation at the CPI joint venture on July 1, further strengthening the company's balance sheet.



                                     -more-

LAND O'LAKES 2Q FINANCIALS - PAGE 2 OF 3

In discussing PORTFOLIO MANAGEMENT initiatives, the company reviewed the first-quarter sale of its swine production assets; the achievement of full production at the recently expanded CPI cheese plant; and ongoing efforts to right-size and strategically position its non-core businesses.

In other portfolio-related news, company officials noted that CF Industries has filed its intention to make an Initial Public Offering (IPO) of stock. Land O'Lakes holds a 38-percent ownership position in this domestic crop nutrient manufacturing company. If the IPO goes as planned, Land O'Lakes would significantly reduce its ownership position in exchange for cash. The company indicated that under SEC rules it could not comment on the amount of proceeds which could be generated from a successful IPO, or the likelihood thereof.

In relation to BUILDING ITS BRANDED BUSINESSES AND PRODUCT LINES, Land O'Lakes reported on the strong performance of new branded products in Dairy Foods, including LAND O LAKES(R) Light Butter with Canola Oil, introduced in the first quarter; the launch of a new "zero trans fat" formulation of its popular Fresh Buttery Taste(TM) Spread; the continued growth in CROPLAN GENETICS-branded seed sales; government approval of Roundup Ready(R) alfalfa, developed in cooperation with Monsanto; the continued strength of the LAND O LAKES and Purina brands in Feed, as well as the progress of the new Lake Country brand; and continued growth in AgriSolutions-branded crop protection product sales.

DAIRY FOODS
-----------
In Dairy Foods, Land O'Lakes reported second-quarter sales of $937 million and an $8.3 million pretax loss for the quarter, as opposed to second-quarter sales of $1.0 billion and an $18.7 million pretax loss for the quarter one year ago. Land O'Lakes reported year-to-date sales of $1.9 billion, basically flat with the first two quarters of 2004. The company reported a $9.0 million pretax loss in Dairy Foods through June, as compared to a $7.9 million loss for the first two-quarters of 2004.

Year-to-date retail butter volume was up 3 percent, total butter and spreads up 1 percent, deli cheese volume up 5 percent and total cheese volume down 1 percent.

FEED
----
The Feed division reported $627 million in sales and $9.2 million in pretax earnings for the second quarter, as compared to $680 million in sales and a $13.9 million pretax loss for the second quarter of 2004. Feed reported $1.3 billion in sales year-to-date, and $18.0 million in pretax earnings, versus $1.4 billion in sales and a loss of $4.0 million through the first two quarters of 2004.

Land O'Lakes indicated units were strong in the lifestyle feeds segment, where volumes were up 4 percent year-to-date. Volumes were also up in the smaller milk replacer (up 9 percent) and ingredients (up 3 percent) businesses. Livestock feed volume, however, was down 5 percent, primarily due to declines in swine and poultry feed sales.


                                     -more-

LAND O'LAKES 2Q FINANCIALS - PAGE 3 OF 3

LAYERS/EGGS
-----------
The company participates in the layers/eggs industry through its MoArk joint venture. While volumes were improved versus last year, company officials said depressed egg prices had an adverse effect on dollar sales and earnings. (Through June, average egg prices were down 37 percent versus one year ago.)

For the second quarter, the company recorded $86 million in sales and a $16.1 million pretax loss in this business, as compared to $143.3 million in sales and $7.6 million in pretax earnings in the second-quarter of 2004. First-half sales in eggs totaled $192 million, with a pretax loss through June of $22.4 million. This compares to sales of $319 million and pretax earnings of $36.9 million through June of 2004.

Volumes were up slightly, with year-to-date units in shell eggs up 2 percent and processed egg products volume up 4 percent.

SEED
----
For the second quarter, Land O'Lakes Seed reported sales of $155 million and pretax earnings of $1.9 million, as compared to sales of $131 million and pretax earnings of $3.2 million for the second quarter of 2004. For the first half, the company reported $507 million in sales and $30.6 million in pretax earnings, versus $374 million in sales and $17.1 million pretax earnings one year ago.

The company reported volume increases, through the first two quarters, of 27 percent in corn, 23 percent in soybeans and 13 percent in alfalfa.

AGRONOMY
--------
Land O'Lakes conducts its Agronomy business through Agriliance, a joint venture in which the company holds a 50-percent ownership interest. Second quarter Agronomy earnings totaled $41.5 million, as compared to $38.0 million for the second quarter 2004. Year-to-date, Agronomy operations contributed $34.5 million in pretax earnings, versus $38.1 million one year ago. Dollar sales from the agronomy joint venture are not consolidated in Land O'Lakes financial reports.

CONFERENCE CALL
---------------
The national food and agricultural cooperative will discuss these results in a conference call scheduled for 1:00 p.m., Eastern Daylight Time, July 26, 2005. The dial-in numbers are: USA - 1-800-795-1259; International - 1-785-832-0326. The passcode is "7482a." A replay of the conference call will be available through August 9, 2005, at: USA - 1-888-219-1276; International - 1-402-220-4949. The replay access ID is #4827.

Land O'Lakes, Inc. (www.landolakesinc.com) is a national farmer-owned food and agricultural cooperative with annual sales of more than $7 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and ranchers with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

                                      -30-

Attachments:  Financial Statements

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)


                                                                 JUNE 30,       DECEMBER 31,
                                                                   2005             2004
--------------------------------------------------------------------------------------------
                                                               (UNAUDITED)

ASSETS
Current assets:
     Cash and short-term investments                          $    27,231       $    73,136
     Restricted cash                                               20,617            20,338
     Receivables, net                                             465,481           558,841
     Inventories                                                  488,033           454,015
     Prepaid expenses                                              29,739           284,484
     Other current assets                                          47,713            73,560
-------------------------------------------------------------------------------------------
        Total current assets                                    1,078,814         1,464,374

Investments                                                       520,543           470,550
Property, plant and equipment, net                                579,022           610,012
Property under capital lease, net                                  95,117           100,179
Goodwill                                                          328,253           331,582
Other intangibles                                                  98,029            99,016
Other assets                                                      103,282           124,069
-------------------------------------------------------------------------------------------
        Total assets                                          $ 2,803,060       $ 3,199,782
===========================================================================================

LIABILITIES AND EQUITIES
Current liabilities:
     Notes and short-term obligations                         $    45,131       $    51,753
     Current portion of long-term debt                              8,663            10,680
     Current portion of obligations under capital lease            87,619            10,378
     Accounts payable                                             532,322           813,328
     Accrued expenses                                             219,895           228,435
     Patronage refunds and other member equities payable           13,159            22,317
-------------------------------------------------------------------------------------------
        Total current liabilities                                 906,789         1,136,891

Long-term debt                                                    813,280           933,236
Obligations under capital lease                                     8,734            90,524
Employee benefits and other liabilities                           185,538           174,877
Minority interests                                                  6,361             9,350

Equities:
     Capital stock                                                  2,024             2,059
     Member equities                                              866,801           852,759
     Accumulated other comprehensive loss                         (69,488)          (73,792)
     Retained earnings                                             83,021            73,878
-------------------------------------------------------------------------------------------
        Total equities                                            882,358           854,904
-------------------------------------------------------------------------------------------
Commitments and contingencies
-------------------------------------------------------------------------------------------
Total liabilities and equities                                $ 2,803,060       $ 3,199,782
===========================================================================================

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                          THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                                JUNE 30,                        JUNE 30,
                                                                      ---------------------------     ---------------------------
                                                                          2005           2004            2005            2004
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Net sales                                                             $ 1,808,093     $ 1,993,072     $ 3,854,518     $ 3,998,690
Cost of sales                                                           1,681,131       1,879,700       3,545,587       3,685,516
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Gross profit                                                              126,962         113,372         308,931         313,174

Selling, general and administrative                                       122,870         124,201         256,096         257,902
Restructuring and impairment charges                                          105           1,590           1,024           2,490
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Earnings (loss) from operations                                             3,987         (12,419)         51,811          52,782

Interest expense, net                                                      20,820          19,843          43,062          43,052
Other (income) expense, net                                                (1,350)             41          (1,385)         (6,146)
Equity in earnings of affiliated companies                                (44,591)        (48,525)        (43,779)        (65,907)
Minority interest in earnings (loss) of subsidiaries                          380            (280)            817           1,120
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Earnings before income taxes and discontinued operations                   28,728          16,502          53,096          80,663
Income tax expense (benefit)                                                2,853          (2,952)          4,966          14,406
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Earnings from continuing operations                                        25,875          19,454          48,130          66,257
(Loss) earnings from discontinued operations, net of income taxes             (28)         (2,710)          2,013          (4,388)
------------------------------------------------------------------    -----------     -----------     -----------     -----------
Net earnings                                                          $    25,847     $    16,744     $    50,143     $    61,869
==================================================================    ===========     ===========     ===========     ===========

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)


                                                                                    SIX MONTHS ENDED
                                                                                         JUNE 30,
                                                                                 -----------------------
                                                                                    2005         2004
                                                                                 ---------     ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
            Net earnings                                                         $  50,143     $  61,869
            (Earnings) loss from discontinued operations, net of income taxes       (2,013)        4,388
            Adjustments to reconcile net earnings to net
              cash provided by operating activities:
               Depreciation and amortization                                        49,953        53,842
               Amortization of deferred financing costs                              3,852         3,570
               Bad debt expense                                                        747           638
               Proceeds from patronage revolvement received                          2,057         2,143
               Non-cash patronage income                                              (739)       (1,023)
               Deferred income tax expense                                           1,026         3,772
               Decrease (increase) in other assets                                   7,708        (3,881)
               Increase in other liabilities                                         2,910         1,189
               Restructuring and impairment charges                                  1,024         2,490
               Gain from divestiture of business                                      --          (1,664)
               Equity in earnings of affiliated companies                          (43,779)      (65,907)
               Minority interests                                                      817         1,120
               Other                                                                    (5)       (1,369)
            Changes in current assets and liabilities, net of divestitures:
               Receivables                                                          83,182       197,837
               Inventories                                                         (44,643)      (66,451)
               Other current assets                                                254,045       204,563
               Accounts payable                                                   (278,947)     (223,162)
               Accrued expenses                                                     37,357         6,506
--------------------------------------------------------------------------------------------------------
             NET CASH PROVIDED BY OPERATING ACTIVITIES                             124,695       180,470

CASH FLOWS FROM INVESTING ACTIVITIES:
            Additions to property, plant and equipment                             (26,017)      (40,213)
            Acquisitions                                                           (30,106)      (12,150)
            Payments for investments                                                (2,921)         (170)
            Proceeds from sale of investments                                        1,000           216
            Net proceeds from divestiture of businesses                              2,635         7,500
            Proceeds from sale of property, plant and equipment                      2,825         6,881
            Dividends from investments in affiliated companies                       4,010        14,452
            Increase in restricted cash                                               (279)          (95)
            Other                                                                      380           528
--------------------------------------------------------------------------------------------------------
            NET CASH USED BY INVESTING ACTIVITIES                                  (48,473)      (23,051)

CASH FLOWS FROM FINANCING ACTIVITIES:
            Decrease in short-term debt                                             (6,663)      (28,977)
            Proceeds from issuance of long-term debt                                 1,481        17,712
            Principal payments on long-term debt                                  (123,056)     (142,481)
            Principal payments on obligations under capital lease                   (5,550)       (5,241)
            Payments for debt issuance costs                                          --          (4,166)
            Payments for redemption of member equities                             (33,683)      (32,616)
            Other                                                                     (467)          240
--------------------------------------------------------------------------------------------------------
            NET CASH USED BY FINANCING ACTIVITIES                                 (167,938)     (195,529)
            NET CASH PROVIDED (USED) BY DISCONTINUED OPERATIONS                     45,811        (2,362)
--------------------------------------------------------------------------------------------------------
            NET DECREASE IN CASH AND SHORT-TERM INVESTMENTS                        (45,905)      (40,472)


CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF THE PERIOD                          73,136       110,274
--------------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS AT END OF THE PERIOD                             $  27,231     $  69,802
========================================================================================================

                               LAND O'LAKES, INC.
                                     EBITDA
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                 TWELVE
                                                                                                 MONTHS
                                                                        SIX MONTHS ENDED          ENDED
                                                                             JUNE 30,            JUNE 30,
                                                                    ------------------------    ---------
                                                                       2005          2004          2005
----------------------------------------------------------------    ----------    ----------    ----------
NET EARNINGS                                                        $  50,143     $  61,869     $   9,707
Income taxes expense (benefit)                                          4,966        14,406        (8,036)
Minority interest in earnings of subsidiaries                             817         1,120         1,345
Equity in earnings of affiliated companies                            (43,779)      (65,907)      (36,284)
Interest expense, net                                                  43,062        43,052        83,124
Cash patronage income                                                   1,599         1,453         5,400
Joint venture cash distributions                                        3,233        13,790        39,228
Depreciation and amortization                                          49,953        54,610       102,556
Non-cash impairment charges                                             1,346         1,690        41,531
One-time items excluded in bank EBITDA                                 (1,553)       (2,310)         (815)
Restructuring charges less cash paid                                   (1,779)         (204)          793
Unrealized hedging (gain) loss                                         (8,253)        8,476         6,783
Unrestricted entities - EBITDA                                         (4,542)      (44,308)      (10,392)
----------------------------------------------------------------    ---------     ---------     ---------
 BANK EBITDA (1)                                                    $  95,213     $  87,737     $ 234,940
================================================================    =========     =========     =========


BANK COVENANTS                                                                                 LTM 6/30/05
--------------                                                                                 -----------

Interest expense coverage ratio - required  >   2.5                                                 3.40 x
                                            -
Leverage ratio - required   <   4.5                                                                 2.54 x
                            -

Consolidated cash interest expense (2)
--------------------------------------
INTEREST EXPENSE                                                                               $    83,124
Unrestricted subs interest expense                                                                 (14,912)
Interest earned                                                                                      6,173
Change in accrued interest                                                                           1,631
Interest in discontinued operations                                                                  1,486
Interest accretion                                                                                  (2,446)
Non-cash amortized financing costs                                                                  (5,907)
                                                                                               -----------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                               $    69,149
                                                                                               ===========

Consolidated Indebtedness (3)
---------------------------
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                            $   963,427
Less capital securities                                                                           (190,700)
Less CPI capital lease                                                                             (85,927)
Less MoArk capital lease                                                                           (10,418)
Less MoArk debt                                                                                    (69,056)
Less CPI bonds                                                                                     (10,000)
Less other unrestricted subs debt                                                                     (186)
                                                                                               -----------
   TOTAL BANK CONSOLIDATED INDEBTEDNESS                                                        $   597,140
                                                                                               ===========


----------------------
(1) As calculated as per the Senior Credit Agreements.
(2) Dividends on capital securities are included in interest expense.
(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.